EXHIBIT 9(c)(11)

                                SECOND AMENDMENT
                                     to the
                          FUND PARTICIPATION AGREEMENT

This Second Amendment, dated August 13, 1993 by and between AEtna Life Insurance and Annuity Company (the "Company") and Scudder Variable Life Investment Fund (the "Fund"), is as follows:

WHEREAS, the Company and the Fund are parties to a Participation Agreement dated April 27, 1992, as amended by the First Amendment to Fund Participation Agreement dated February 19, 1993 (the "Agreement")

WHEREAS, the Company and the Fund now desire to modify the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties hereto agree as follows:

      1. Shares of the Scudder Variable Life Investment Fund International Portfolio shall be made available to serve as an underlying investment medium for any Separate Account of AEtna Life Insurance and Annuity Company which funds variable annuity or variable life insurance contracts of the Company, upon written notice duly given to the Fund in accordance with the terms of Section 10 of the Agreement.

      2.    The opening paragraph of the Agreement is hereby amended as follows:

                  PARTICIPATION AGREEMENT (the "Agreement") made by and between SCUDDER VARIABLE LIFE INVESTMENT FUND (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, as amended, with a principal place of business in Boston, Massachusetts and AEtna Life Insurance and Annuity Company, a Connecticut corporation (the "Company"), with a principal place of business in Hartford, Connecticut on behalf of the Company's Variable Life Account B and Variable Annuity Accounts B, C and D, and any other separate account of the Company, as designated by the Company from time to time, upon written notice to the Fund in accordance with Section 10 herein (the "Account").


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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.


                                        AETNA LIFE INSURANCE AND ANNUITY COMPANY


                                        By: /s/ Thomas L. West, Jr.
                                            ------------------------------------
                                            Name:    Thomas L. West, Jr.
                                            Title:   Senior Vice President


                                        SCUDDER VARIABLE LIFE INVESTMENT FUND


                                        By: /s/ David B. Watts
                                            ------------------------------------
                                            Name:    David B. Watts
                                            Title:   President


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